Exhibit 3.2

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

BLACKSTONE PRIVATE EQUITY STRATEGIES FUND (TE) L.P.

This AMENDMENT NO. 1 (the “Amendment”) to the Amended and Restated Limited Partnership Agreement, dated as of January 2, 2024 (the “Partnership Agreement”), of Blackstone Private Equity Strategies Fund (TE) L.P., a Delaware limited partnership (the “Partnership”), is made as of October 1, 2025, by and between Blackstone Private Equity Strategies Associates L.P., a Delaware limited partnership, as general partner (the “General Partner”), and the parties listed in the books and records as limited partners of the Partnership, as limited partners.

WITNESSETH

WHEREAS, the Partnership entered into the Partnership Agreement to govern the management and operation of the Partnership; and

WHEREAS, as set forth in Section 11.3(a) of the Partnership Agreement, the parties wish to amend the Partnership Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties agree as follows:

1. DEFINITIONS; REFERENCES. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Partnership Agreement. Each reference to “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Partnership Agreement shall, after the date hereof, refer to the Partnership Agreement as amended hereby.

2. AMENDMENT TO THE AGREEMENT.

(a)	All references to “repurchase” and “repurchases” are hereby deleted and replaced in their entirety to “redemption” and “redemptions” respectively.

(b)	Section 8.4 of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

“SECTION 8.4. Withdrawals Generally. Except as expressly provided in this Agreement or otherwise agreed to by the General Partner, no Partner shall have the right to withdraw from the Partnership or to withdraw any part of its Capital Account.”

(c)	The below provision is hereby added as the new Section 8.6 of the Partnership Agreement:

2

“SECTION 8.6. Redemptions of Units. Unitholders of the Partnership will participate directly in the Unit Redemption Plan (as defined in the Main Fund Agreement), which is attached as Exhibit A to the Main Fund Agreement. Notwithstanding Section 8.4, the General Partner may cause the Partnership to redeem, from time to time, Units from Partners pursuant to the Unit Redemption Plan; provided, that such redemptions do not impair the capital or operations of the Partnership or cause the Partnership to become subject to tax as a corporation.”

3. ENTIRE AGREEMENT. Except as amended by this Amendment, the Partnership Agreement remains unaltered and in full force and effect. The Partnership Agreement, as amended by this Amendment, embodies the entire understanding of the parties, supersedes any prior agreements or understandings with respect to the subject matter hereof, and cannot be altered, amended, supplemented, or abridged, or any provisions waived except by the written consent of the parties.

4. COUNTERPARTS. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware and, in particular, the provisions of the Act, shall govern the validity of this Amendment, the construction of its terms and interpretation of the rights and duties of the parties.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Partnership Agreement as of the date and year first above written.

GENERAL PARTNER:

BLACKSTONE PRIVATE EQUITY STRATEGIES ASSOCIATES L.P.

By:	BXPEA L.L.C., its general partner

By:	/s/ Viral Patel
Name:	Viral Patel
Title:	Senior Managing Director

[Signature page to Amendment No. 1 to

Blackstone Private Equity Strategies Fund (TE) L.P. A&R LPA]